Exhibit 1.1

PLYMOUTH INDUSTRIAL REIT, INC.

Common Stock
($0.01 par value)

AMENDMENT NO. 1 TO THE DISTRIBUTION AGREEMENT

August 10, 2021

KeyBanc Capital Markets, Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114	Capital One Securities, Inc. 299 Park Avenue, 29th & 31st Floor New York, New York 10171

Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202	JMP Securities LLC 450 Park Avenue, 5th Floor New York, NY 10022

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Berenberg Capital Markets LLC 1251 Avenue of the Americas, 53rd Floor New York, NY 10020	National Securities Corporation 200 Vesey Street, 25th Floor New York, NY 10281

BMO Capital Markets Corp. 3 Times Square New York, New York 10036	Wedbush Securities Inc. 1000 Wilshire Blvd. Los Angeles, CA 90017

Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated May 26, 2021 (the “Agreement”), by and among Plymouth Industrial REIT, Inc., a Maryland corporation (the “Company”), and Plymouth Industrial OP LP, a Delaware limited partnership (the “Operating Partnership”), and KeyBanc Capital Markets, Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Berenberg Capital Markets LLC, BMO Capital Markets Corp., Capital One Securities, Inc., JMP Securities LLC, J.P. Morgan Securities LLC, National Securities Corporation and Wedbush Securities Inc., as agents (the “Agents”). On June 11, 2021, the Company and the Operating Partnership filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-257006) (the “Registration Statement), in respect of certain of the Company’s and the Operating Partnership’s securities, in anticipation of the expiration of the Company’s registration statement on Form S-3 (File No. 333-226438) (the “Expiring Registration Statement”). The Parties wish to amend the Agreement to reference the Registration Statement instead of the Expiring Registration Statement (this “Amendment”). The Parties therefore hereby agree as follows:

1.       Commission File Number. The Agreement is hereby amended so that the reference to the Commission file number of the registration statement on Form S-3 filed by the Company with the Commission shall be file number 333-257006.

2.       Effective Date. The Agreement is hereby amended to reflect that the effective date of the Registration Statement is June 24, 2021.

3.       Maximum Amount. The Agreement is hereby amended to reflect that the Maximum Amount of shares of the Company’s common stock that may be issued and sold from time to time by the Company, in the manner and subject to the terms and conditions of the Agreement, as amended by this Amendment, is $82,288,000.

4.       Governing Law; Forum. This Amendment and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against any of the agents referenced above in connection with or arising under this Amendment shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

5.       Counterparts. This Amendment may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

6.       Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

7.       Terms used herein but not otherwise defined are used herein as defined in the Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof; whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents and the Company in accordance with its terms.

Very truly yours,

PLYMOUTH INDUSTRIAL REIT, INC.

By: /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title: President

PLYMOUTH INDUSTRIAL OP LP

By: Plymouth Industrial REIT, Inc., its general partner

By: /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title: President

[Distribution Agreement Amendment No. 1 Signature Page]

The foregoing Amendment No. 1 to

the Agreement is hereby confirmed

and accepted as of the date first

written above.

KEYBANC CAPITAL MARKETS, INC.

By: /s/ Paul Hodermarsky

Name: Paul Hodermarsky

Title: Managing Director, Equity Capital Markets

ROBERT W. BAIRD & CO. Incorporated

By: /s/ Christopher Walter

Name: Christopher Walter

Title: Managing Director

Barclays Capital Inc.

By: /s/ Nicholas Cunningham

Name: Nicholas Cunningham

Title: Managing Director

berenberg capital markets llc

By: /s/ Zachary Brantley

Name: Zachary Brantley

Title: Head of U.S. Investment Banking

By: /s/ Matt Rosenblatt

Name: Matt Rosenblatt

Title: CCO & Ops Principal

BMO capital markets corp.

By: /s/ Eric Dobi

Name: Eric Dobi

Title: Managing Director

Capital One Securities, Inc.

By: /s/ Gregory Horstman

Name: Gregory Horstman

Title: Managing Director

[Distribution Agreement Amendment No. 1 Signature Page]

JMP Securities llc

By: /s/ Eric Clark

Name: Eric Clark

Title: Director

J.P. morgan Securities llc

By: /s/ Stephanie Little

Name: Stephanie Little

Title: Executive Director

NATIONAL SECURITIES CORPORATION

By: /s/ Jonathan Rich

Name: Jonathan Rich

Title: Executive Vice President

wedbush securities inc.

By: /s/ Francis Paulino

Name: Francis Paulino

Title: Managing Director

[Distribution Agreement Amendment No. 1 Signature Page]